EXHIBIT 99.1

InfoSpace Announces Strong Fourth Quarter and

Full Year 2005 Results

BELLEVUE, Wash. (January 25, 2006) – InfoSpace, Inc. (NASDAQ: INSP) today announced financial results for the fourth quarter and full year ending December 31, 2005.

Revenues for the fourth quarter of 2005 were $86.5 million, reflecting a $6.9 million or 9% increase over the fourth quarter of 2004. Net income for the fourth quarter of 2005 was $37.9 million or $1.13 per diluted share versus net income of $18.9 million or $0.50 per diluted share in the fourth quarter of 2004. Included in net income was a tax benefit of $25.0 million or $0.74 per diluted share from realizing a deferred tax asset related to a portion of the net operating loss carryforwards attributable to continuing operations. Excluding this tax benefit, fourth quarter net income was $12.9 million or $0.39 per diluted share.

Revenues for the full year 2005 were $340.0 million, reflecting a $90.6 million or 36% increase over the full year 2004. Net income for 2005 was $159.4 million or $4.47 per diluted share versus $82.4 million or $2.26 per diluted share in 2004. Included in full year 2005 net income was an aggregate gain of $102.3 million from the settlement of certain litigation matters, net of related legal fees and income taxes, and the benefit from the deferred tax asset. Net income for the full year 2004 included the operating results and a gain of $31.4 million from the sale of a discontinued operation. Excluding the items referred to above, net income for 2005 was $57.0 million or $1.60 per diluted share versus $51.0 million or $1.40 per diluted share in 2004.

Cash, cash equivalents, and marketable investments as of December 31, 2005 totaled $375.4 million, a net increase of $53.6 million from the end of 2004. During 2005, the Company repurchased 2.6 million shares at a total cost of $70.4 million. At the end of the year, the Company had no debt obligations.

“InfoSpace delivered another year of significant growth and profitability,” said Jim Voelker, InfoSpace chairman and chief executive officer. “We enter 2006 well positioned to seize the tremendous opportunities in mobile media.”

Q4 2005 Highlights and Recent Developments

•	InfoSpace entered into a new multiyear agreement with Google to deliver their results and ads on the InfoSpace online network.

•	InfoSpace launched MEdiaNet 3.0, a new portal and search technology that significantly redefines the mobile browsing experience for Cingular Wireless customers.

•	InfoSpace signed a partnership agreement with fuse networks to develop their mobile storefront and will provide the network with ringtones, graphics and games.

Other

David Rostov, chief financial officer of InfoSpace, plans to resign during the first half of 2006 to pursue other opportunities.

“David has been an important part of InfoSpace’s growth over the last three years and has helped position InfoSpace for continued success,” Voelker said. “David will remain actively involved in the management of the company until his successor is appointed.”

Fourth Quarter Segment Information and Adjusted EBITDA

Segment income for each reportable operating segment does not include allocations for general, administrative and other overhead costs, depreciation and amortization expense, restructuring and other charges and non-operating gains or losses.

Search & Directory

Search & Directory revenues were $44.3 million in the fourth quarter of 2005, a decrease of $2.9 million or 6% from the fourth quarter of 2004. During the fourth quarter, total paid searches in North America for both Search and Directory were approximately 195 million, a decrease of 5% from the prior year fourth quarter. Average revenue per paid search was approximately $0.18, a decrease of 5% over the prior year fourth quarter. Search & Directory segment income was $19.6 million or 44% of revenues for the fourth quarter of 2005.

For the full year 2005, Search & Directory revenues were $182.6 million, an increase of $25.7 million or 16% from 2004. Segment income was $78.1 million for 2005 versus $68.6 million in 2004, representing a 14% increase.

Mobile

Mobile revenues were $42.3 million in the fourth quarter of 2005, an increase of $9.8 million or 30% from the fourth quarter of 2004. Mobile segment income totaled $7.3 million or 17% of revenues for the fourth quarter of 2005.

For the full year 2005, Mobile revenues were $157.4 million, an increase of $64.9 million or 70% from 2004. Segment income was $32.7 million for 2005 versus $25.6 million in 2004, representing a 28% increase.

Adjusted Earnings Before Interest, Taxes, Depreciation & Amortization (“Adjusted EBITDA”)

Adjusted EBITDA was $15.8 million in the fourth quarter of 2005, a decrease of $6.0 million or 28% from the fourth quarter of 2004. For the full year, Adjusted EBITDA was $70.9 million, an increase of $11.9 million or 20% from 2004. The Adjusted EBITDA results should be evaluated in light of the Company’s financial results prepared in accordance with GAAP. A table reconciling the Company’s Adjusted EBITDA to income from continuing operations in accordance with GAAP is included in a table accompanying the condensed consolidated financial statements in this release. InfoSpace’s Adjusted EBITDA results are calculated by adjusting income from continuing operations in accordance with GAAP to exclude the effects of interest income, income taxes, depreciation & amortization, litigation settlements, foreign currency gains or losses, and gains or losses from the disposal of assets, as detailed in the accompanying table to the condensed consolidated financial statements.

Outlook

Beginning in 2006, the Company will expense the fair value of stock options in accordance with GAAP. The Company’s net income guidance includes the impact of stock compensation expense, which is estimated to be approximately $4 million in the first quarter of 2006. The guidance excludes any future one-time gains or losses. The Adjusted EBITDA guidance below has been prepared in a manner consistent with the historical Adjusted EBITDA data provided above. The 2006 Adjusted EBITDA guidance also excludes stock compensation expense. A table reconciling the Company’s Adjusted EBITDA to income from continuing operations in accordance with GAAP is included in a table accompanying the condensed consolidated financial statements in this release.

First Quarter 2006 Outlook

For the first quarter of 2006, the Company expects revenue to be between $85 million and $87 million. The Company expects that Adjusted EBITDA will be between $7 million and $8 million, and that net income will be between $1 million and $2 million and fully diluted earnings per share to be between $0.03 and $0.06. Included in net income guidance is the impact of approximately $4 million of stock compensation expense.

A conference call will be held today at 2 p.m. Pacific/ 5 p.m. Eastern. The live Webcast can be accessed in the Investor Relations section of the InfoSpace corporate Web site, at http://www.infospaceinc.com. A replay of the call will be available approximately one hour after the call through February 3, 2006 at 10:00 p.m. Pacific/ 1:00 p.m. Eastern.

All information in this release is as of January 25, 2006. InfoSpace undertakes no duty to update any forward-looking statements to actual results or changes in the Company’s expectations.

About InfoSpace, Inc.

InfoSpace, Inc. is a leading global provider and publisher of mobile content, products and services that enhance the wireless experience, making it easier for consumers to find and enjoy information, personalization and entertainment on the mobile phone. The Company distributes its applications and services through mobile operators, including Cingular Wireless, T-Mobile, Verizon Wireless, Sprint Nextel, Virgin Mobile, Vodafone, O2, Orange, 3, TIM and Telefonica Moviles. InfoSpace also uses its unique metasearch technology to power a portfolio of branded Web sites and provide private-label search and online directory services through Dogpile (www.dogpile.com), Switchboard (www.switchboard.com), WebCrawler (www.webcrawler.com), InfoSpace (www.Infospace.com), MetaCrawler (www.metacrawler.com) and WebFetch.com (www.webfetch.com). More information can be found at www.infospaceinc.com.

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Source: InfoSpace, Inc.

Contacts:

Media:

Jeff Hasen, InfoSpace

425.201.8618

jeff.hasen@infospace.com

Investors:

Stacy Ybarra, InfoSpace

425.709.8127

stacy.ybarra@infospace.com

InfoSpace, Inc.

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended		Year ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Revenues	$86,540	$79,674	$339,968	$249,354
Operating expenses:
Content and distribution costs	37,953	32,654	145,351	92,688
Systems and network operations	6,571	3,691	21,375	14,220
Product development	8,396	6,688	31,203	23,142
Sales and marketing	7,641	6,733	31,062	23,486
General and administrative	10,229	8,291	40,234	36,348
Depreciation	2,892	1,749	9,061	6,974
Amortization of intangible assets	3,710	3,116	15,265	9,920
Restructuring charges and other, net	—	(125)	—	(2,981)

Total operating expenses	77,392	62,797	293,551	203,797

Operating income	9,148	16,877	46,417	45,557
Gain on equity investments, net	—	—	154	425
Other income, net (1)	3,356	1,830	89,322	4,991

Income from continuing operations before income taxes	12,504	18,707	135,893	50,973
Income tax benefit (2)	25,418	150	23,475	29

Income from continuing operations	37,922	18,857	159,368	51,002
Income from discontinued operations, net of income taxes (3)	—	—	—	31,399

Net income	$37,922	$18,857	$159,368	$82,401

Earnings per share - Basic
Income from continuing operations	$1.22	$0.58	$4.94	$1.59
Income from discontinued operations	$—	$—	$—	$0.98

Basic income per share	$1.22	$0.58	$4.94	$2.57

Weighted average shares outstanding used in computing basic net income per share	31,042	32,766	32,284	32,109

Earnings per share - Diluted
Income from continuing operations	$1.13	$0.50	$4.47	$1.40
Income from discontinued operations	$—	$—	$—	$0.86

Diluted income per share	$1.13	$0.50	$4.47	$2.26

Weighted average shares outstanding used in computing diluted net income per share	33,612	37,850	35,616	36,541

(1)	Includes a gain of $79.3 million in the year ended December 31, 2005 from the settlement of certain litigation matters, comprised of proceeds of $83.2 million less related legal expenses.

(2)	Includes a $25.0 million tax benefit from realizing a deferred tax asset related to a portion of the net operating loss carryforwards attributable to continuing operations in the three months and year ended December 31, 2005 and a $2.0 million tax expense related to the gain from the settlement of the litigation matters referred to above in the year ended December 31, 2005.

(3)	On March 31, 2004, the sale of the Payment Solutions business was consummated. The operating results of Payment Solutions have been presented as a discontinued operation for all periods presented and includes income from operations of $2.3 million and a gain on sale of $29.1 million for the year ended December 31, 2004.

InfoSpace, Inc.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	December 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$153,013	$85,245
Short-term investments, available-for-sale	222,360	198,410
Accounts receivable, net	71,661	57,110
Other receivables, net	3,972	7,259
Payroll tax receivable	—	13,214
Prepaid expenses and other current assets	12,639	3,623

Total current assets	463,645	364,861
Long-term investments, available-for-sale	—	38,159
Property and equipment, net	26,889	16,782
Goodwill	176,979	158,810
Other intangible assets, net	44,080	46,189
Deferred tax asset, net	25,000	—
Other long-term assets	6,786	1,293

Total assets	$743,379	$626,094

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,585	$6,669
Accrued expenses and other current liabilities	51,917	44,031
Deferred revenue	2,474	4,750

Total current liabilities	65,976	55,450
Long-term liabilities:
Other liabilities and deferred revenue	2,011	503
Deferred tax liabilities	10,421	7,745

Total long-term liabilities	12,432	8,248
Total liabilities	78,408	63,698
Stockholders’ equity:
Preferred stock	—	—
Common stock	3	3
Additional paid-in capital	1,684,974	1,741,241
Accumulated deficit	(1,020,525)	(1,179,893)
Accumulated other comprehensive income	519	1,045

Total stockholders’ equity	664,971	562,396

Total liabilities and stockholders’ equity	$743,379	$626,094

Summary of cash and marketable investments:
Cash and cash equivalents	$153,013	$85,245
Short-term investments, available-for-sale	222,360	198,410
Long-term investments, available-for-sale	—	38,159

Cash and marketable investments	$375,373	$321,814

InfoSpace, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Year ended
	December 31, 2005	December 31, 2004
Operating Activities:
Net income	$159,368	$82,401
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations	—	(31,399)
Depreciation and amortization	24,326	16,894
Warrant and stock-based compensation expense	—	981
Deferred income taxes	(26,931)	—
Bad debt expense	545	328
Net gain on equity investments	(154)	(425)
Other	73	(301)

Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	(13,585)	(29,800)
Notes and other receivables	16,853	(2,914)
Prepaid expenses and other current assets	(8,535)	967
Other long-term assets	(1,190)	(543)
Accounts payable	2,244	(1,749)
Accrued expenses and other current and long term liabilities	5,913	14,806
Deferred revenue	(1,340)	1,863

Net cash provided by operating activities	157,587	51,109

Investing Activities:
Business acquisitions, net of cash acquired	(26,364)	(130,607)
Increase in other long-term assets	(4,495)	—
Purchases of property and equipment	(16,969)	(10,410)
Proceeds from the sale of assets and equity investments	293	2,339
Proceeds from the sale of discontinued operations	—	82,000
Proceeds from sales and maturities of investments	202,947	446,363
Purchases of investments	(188,964)	(499,204)

Net cash used by investing activities	(33,552)	(109,519)

Financing activities:
Common stock repurchases	(70,393)	—
Proceeds from exercise of stock options	12,614	31,601
Proceeds from issuance of stock through employee stock purchase plan	1,512	1,146

Net cash provided (used) by financing activities	(56,267)	32,747

Net increase (decrease) in cash and cash equivalents	67,768	(25,663)

Cash and cash equivalents:
Beginning of period	85,245	110,908

End of period	$153,013	$85,245

InfoSpace, Inc.

Segment Information

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Year ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Search & Directory
Revenues	$44,286	$47,175	$182,556	$156,839
Operating expense	24,711	25,460	104,449	88,224

Segment income (1)	19,575	21,715	78,107	68,615
Segment margin	44.2%	46.0%	42.8%	43.7%

Mobile
Revenues	42,254	32,499	157,412	92,515
Operating expense	34,920	24,386	124,760	66,925

Segment income (1)	7,334	8,113	32,652	25,590
Segment margin	17.4%	25.0%	20.7%	27.7%

Total
Total segment revenues	86,540	79,674	339,968	249,354
Total segment operating expense	59,631	49,846	229,209	155,149

Total segment income (1)	26,909	29,828	110,759	94,205
Total segment margin	31.1%	37.4%	32.6%	37.8%

Corporate
Operating Expenses	11,159	8,211	40,016	34,735
Depreciation	2,892	1,749	9,061	6,974
Amortization of intangible assets	3,710	3,116	15,265	9,920
Restructuring charges and other, net	—	(125)	—	(2,981)
Gain on equity investments, net	—	—	(154)	(425)
Other income, net (2)	(3,356)	(1,830)	(89,322)	(4,991)
Income tax benefit (3)	(25,418)	(150)	(23,475)	(29)
Income from discontinued operations (4)	—	—	—	(31,399)

	(11,013)	10,971	(48,609)	11,804

Total Net Income	$37,922	$18,857	$159,368	$82,401

For each of the business segments, Search & Directory and Mobile, the financial information above is used by the Company’s chief operating decision maker.

(1)	Amounts do not include allocations for general, administrative and overhead costs, depreciation and amortization expense, restructuring and other charges and non-operating gains and losses.

(2)	Includes a gain of $79.3 million in the year ended December 31, 2005 from the settlement of certain litigation matters, comprised of proceeds of $83.2 million less related legal expenses.

(3)	Includes a $25.0 million tax benefit from realizing a deferred tax asset related to a portion of the net operating loss carryforwards attributable to continuing operations in the three months and year ended December 31, 2005 and a $2.0 million tax expense related to the gain from the settlement of the litigation matters referred to above in the year ended December 31, 2005.

(4)	On March 31, 2004, the sale of the Payment Solutions business was consummated. The operating results of Payment Solutions have been presented as a discontinued operation for all periods presented. Income from discontinued operations is comprised of the segment results from Payment Solutions, which includes previously reported segment revenues, segment income and unallocated depreciation, amortization and corporate expenses that were attributed to Payment Solutions, less allocated income taxes and the gain on the sale of the Payment Solutions business.

InfoSpace, Inc.

Adjusted EBITDA Reconciliation

(Unaudited)

(Amounts in thousands)

	Three months ended		Year ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004 (5)
Income from continuing operations (1)	$37,922	$18,857	$159,368	$51,002
Depreciation	2,892	1,749	9,061	6,974
Amortization of intangible assets	3,710	3,116	15,265	9,920
Litigation settlement (2)	—	—	—	(3,922)
Other income, net (3)	(3,356)	(1,830)	(89,322)	(4,991)
Income tax benefit	(25,418)	(150)	(23,475)	(29)

Adjusted EBITDA	$15,750	$21,742	$70,897	$58,954

Adjusted EBITDA Reconciliation for Forward Looking Guidance

(Amounts in thousands)

	Ranges for the three months ended March 31, 2006
Net income	$1,000	$2,000
Depreciation, amortization and other income	1,900	1,800
Non-cash stock-based compensation expense (4)	4,000	4,000
Income taxes	100	200

Adjusted EBITDA	$7,000	$8,000

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) is a non-GAAP financial measure and is reconciled to income from continuing operations, which the Company believes to be the most comparable Generally Accepted Accounting Principles (GAAP) measure. The Company uses this non-GAAP financial measure for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period to period comparisons. The Company believes that this non-GAAP financial measure is a common measure used by investors and analysts to evaluate its performance. This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the results of operations and trends affecting the Company’s business. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, income from continuing operations in accordance with GAAP.

(1)	As presented in the unaudited Consolidated Statements of Income.

(2)	Represents a non-recurring gain from the settlement of a specific litigation matter involving a note receivable.

(3)	Other income, net, primarily consists of the settlement of certain litigation matters, interest income, gains or losses from the disposal of assets, and foreign currency gains or losses.

(4)	Effective January 1, 2006, the Company has adopted the provisions of Statement of Financial Accounting Standards 123(R), Share-Based Payments, which requires an enterprise to expense the fair value of an award of an equity instrument.

(5)	Adjusted EBITDA for the year ended December 31, 2004 includes stock compensation expense of $1.0 million.